GuideStone Funds Medium-Duration Bond Fund (the "Fund")
Goldman Sachs Asset Management, L.P.
CUSIP: 31398AVQ2
Quarterly Report from Adviser for the Quarter Ending 3/31/2009
PROCEDURES PURSUANT TO RULE 10f-3*



(1)    Name of Underwriters
       Barclays Capital, JPMorgan Securities, UBS Securities,
       Banc of America Securities, Deutsche Bank Securities,
       GS&Co., Williams Capital Group, LP

Comparable Securities
    (1)  Barclays Capital, Deutsche Bank, JPMorgan Securities,
    Cabrera Capital Markets, Credit Suisse Securities, FTN
    Financial, Morgan Stanley

    (2)  Barclays Capital, Credit Suisse, GS&Co., FTN Financial,
    HSBC Securities, Jefferies & Co., Morgan Stanley

(3) Barclays Capital, Deutsche Bank Securities, JPMorgan,
Banc of America Securities, Citigroup Global Markets, GC&Co.,
UBS Securities


(2)    Name of Issuer
    Fannie Mae

Comparable Securities
    (1)  Fannie Mae

    (2)  Fannie Mae

    (3)  Fannie Mae


(3)    Title of Security
FNMA 1 3/4  03/11

Comparable Securities
    (1)  FNMA 1 7/8 04/12

    (2)  FNMA 1 3/8 04/11

    (3)  FNMA 2 01/09/12


(4)    Date of Prospectus or First Offering
    02/26/2009

Comparable Securities
    (1) 04/02/2009

    (2)  01/07/2009

    (3)  04/08/2009

(5)    Amount of Total Offering
15,000,000,000

Comparable Securities
    (1)  4,000,000,000

    (2)  6,000,000,000

    (3)  6,000,000,000


(6)    Unit Price
99.897

Comparable Securities
    (1)  99.874

    (2)  99.759

    (3)  99.983


(7)    Underwriting Spread or Commission
    0.0625%

Comparable Securities
    (1)  0.075%

    (2)  0.0625%

    (3)  0.075%


(8)    Rating
    Aaa/AAA/AAA

Comparable Securities
    (1)  Aaa/AAAe

    (2)  Aaa/AAAe

    (3)  Aaa/AAA/AAA


(9)    Maturity Date
03/23/2011

Comparable Securities
    (1)  04/20/2012

    (2)  04/28/2011

    (3)  01/09/2012


(10)    Current Yield
    1.752%

Comparable Securities
    (1)  1.877%

    (2)  1.378%

    (3)  2.000%


(11)    Yield to Maturity
    7.196%

Comparable Securities
       (1)  8.125%

       (2)  7.500%

       (3)  5.864%


(12)    Subordination Features
Notes

Comparable Securities
       (1)  Notes

       (2)  Notes

       (3)  Notes


*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

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(13) Nature of Political Entity, if any, including in the
case of revenue bonds, underlying entity supplying the revenue  N/A


(14)    Total Par Value of Bonds Purchased  4,000,000


(15)    Dollar Amount of Purchases ($)  3,995,880


(16)    Number of Shares Purchased  4,000,000


(17) Years of Continuous Operation (excluding municipal securities; see (25)(d) below)
The company has been in continuous operation for greater than three years.


(18)    % of Offering Purchased by Fund  0.027%

(19)     % of Offering Purchased by all other GSAM managed
Portfolios and Accounts  4.238%


(20)    Sum of (18) and (19)**  4.27%

(21)    % of Fund's Total Assets applied to Purchase  2.02%


(22) Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
JPMorgan Securities


(23) Is the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person", a Manager or Co-Manager of the Offering?
Yes


(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person"? No


(25)    Have the following conditions been satisfied:

(a) The securities were part of an issue registered
under the        Securities Act of 1933, as amended,
which is being offered to the        public, or were
U.S. government  securities, as defined in Section
       2(a)(29) of the Securities Exchange Act of 1934, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering? Yes

(b) The securities were purchased prior to the
end of the first day on which any sales to the public
were made, at a price that was not more than the price
paid by each other purchaser of securities in that
       offering or in any concurrent offering of securities
       (except, in the case        of an Eligible Foreign
        Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes

(c) The underwriting was a firm commitment underwriting?
Yes

(d) With respect to any issue of municipal securities to
be        purchased, did the securities receive an investment
grade rating        from at least one unaffiliated nationally
recognized statistical rating
       organizations, or if the issuer of the municipal securities to purchased, or the entity supplying the revenues
       from which the issue is to be        paid , shall have been
       in continuous operation for less than three years
       (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating prganization? N/A

/s/Steve Goldman
Portfolio Manager